Exhibit 99.1

Media Contact:
Brian Ziel, (408) 658-1540
brian.ziel@seagate.com
SEAGATE

SEAGATE TECHNOLOGY REPORTS FISCAL FOURTH QUARTER AND YEAR-END 2013

FINANCIAL RESULTS

CUPERTINO, CA — July 24, 2013 — Seagate Technology plc (NASDAQ: STX) (the “Company”) today reported financial results for the quarter and fiscal year ended June 28, 2013. During the fourth quarter, the Company reported revenue of approximately $3.4 billion, gross margin of 27.4%, net income of $348 million and diluted earnings per share of $0.94.  On a non-GAAP basis, which excludes the net impact of certain items, Seagate reported gross margin of 28.0%, net income of $447 million and diluted earnings per share of $1.20.

During the fourth quarter, the Company generated approximately $394 million in operating cash flow, paid cash dividends of $137 million and repurchased 1 million of ordinary shares for approximately $42 million.  The Company issued long-term debt of approximately $1 billion, and repurchased approximately $700 million total par value of its 2016 Notes and 2018 Notes.

For the fiscal year ended June 28, 2013, on a GAAP basis the Company reported revenue of $14.4 billion, gross margin of 27.5%, net income of $1.8 billion and diluted earnings per share of $4.81.  On a non-GAAP basis, the Company reported gross margin of 28.0% and diluted earnings per share of $5.31.  In fiscal year 2013, the Company returned 71% of its operating cash flow, or 96% of free cash flow, to shareholders in dividends and share redemptions. Cash, cash equivalents, restricted cash, and short-term investments totaled approximately $2.3 billion at the end of the fiscal year.

“Seagate’s financial results reflect strong execution in a time of change, uncertainty and opportunity,” said Steve Luczo, Seagate’s chairman, president and chief executive officer. “Looking ahead, we believe the market trends of data growth driven by cloud, mobile and open source advancement will present new and significant opportunities for Seagate.  We will continue to balance near-term financial performance and long term strategic development while maximizing shareholder value.”

For a detailed reconciliation of GAAP to non-GAAP results, see accompanying financial tables.

Seagate has issued a Supplemental Commentary document. The Supplemental Commentary will not be read during today’s call, but rather it is available in the investors section of seagate.com.

Quarterly Cash Dividend

The Board of Directors has approved a quarterly cash dividend of $0.38 per share, which will be payable on August 21, 2013 to shareholders of record as of the close of business on August 7, 2013. The payment of any future quarterly dividends will be at the discretion of the Board and will be dependent upon Seagate’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board.

July 2013 Stock Repurchase Program

The Board of Directors has authorized the Company to repurchase up to $2.5 billion of its outstanding ordinary shares (the “July 2013 Authorization”).  Seagate, as a result of the July 2013 Authorization and other current repurchase authorizations, currently has a total authorized unutilized capacity for repurchases of approximately $3.3 billion under these authorizations.

Investor Communications

Seagate management will hold a public webcast today at 5:15 a.m. Pacific Daylight Time that can be accessed on its Investor Relations website at www.seagate.com/investors. During today’s webcast, the Company will provide an outlook for its first fiscal quarters of 2014 including key underlying assumptions.  Seagate is planning an investor and analyst meeting on September 10, 2013 to discuss the Company’s longer-term strategic plan.

Replay

A replay will be available beginning today at approximately 9:00 a.m. Pacific Daylight Time at www.seagate.com/investors.

About Seagate

Seagate is a world leader in hard disk drives and storage solutions. Learn more at www.seagate.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about our plans, strategies and prospects and estimates of industry growth for the fiscal quarter ending September 27, 2013 and beyond. These statements identify prospective information and include words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this press release and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to:  the uncertainty in global economic conditions, as consumers and businesses may defer purchases in response to tighter credit and financial news; the impact of the variable demand and adverse pricing environment for disk drives, particularly in view of current business and economic conditions; dependence on the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; possible excess industry supply with respect to particular disk drive products; and the Company’s ability to achieve projected cost savings in connection with restructuring plans. Information concerning risks, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on August 8, 2012, which statements are incorporated into this press release by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

# # #

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	June 28, 2013	June 29, 2012 (a)
ASSETS
Current assets:
Cash and cash equivalents	$1,708	$1,707
Short-term investments	480	411
Restricted cash and investments	101	93
Accounts receivable, net	1,670	2,319
Inventories	854	909
Deferred income taxes	115	104
Other current assets	484	767
Total current assets	5,412	6,310
Property, equipment and leasehold improvements, net	2,269	2,284
Goodwill	476	463
Other intangible assets	405	506
Deferred income taxes	456	396
Other assets, net	225	147
Total Assets	$9,243	$10,106
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,690	$2,286
Accrued employee compensation	335	344
Accrued warranty	176	235
Accrued expenses	407	531
Current portion of long-term debt	3	—
Total current liabilities	2,611	3,396
Long-term accrued warranty	144	128
Long-term accrued income taxes	87	84
Other non-current liabilities	121	138
Long-term debt, less current portion	2,774	2,863
Total Liabilities	5,737	6,609

Equity:
Total Equity	3,506	3,497
Total Liabilities and Equity	$9,243	$10,106

(a) The information in this column was derived from the Company’s audited Consolidated Balance Sheet as of June 29, 2012.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended		For the Fiscal Years Ended
	June 28, 2013	June 29, 2012	June 28, 2013	June 29, 2012(a)
Revenue	$3,425	$4,482	$14,351	$14,939

Cost of revenue	2,486	2,998	10,411	10,255
Product development	294	269	1,133	1,006
Marketing and administrative	176	140	635	528
Amortization of intangibles	20	18	79	38
Restructuring and other, net	1	—	2	4
Total operating expenses	2,977	3,425	12,260	11,831

Income from operations	448	1,057	2,091	3,108

Interest income	2	2	8	8
Interest expense	(50)	(55)	(214)	(241)
Other, net	(97)	9	(54)	7
Other expense, net	(145)	(44)	(260)	(226)

Income before income taxes	303	1,013	1,831	2,882
Provision for (benefit from) income taxes	(45)	—	(7)	20
Net income attributable to Seagate Technology plc	$348	$1,013	$1,838	$2,862

Net income per share attributable to Seagate Technology plc ordinary shareholders:
Basic	$0.97	$2.46	$4.97	$6.72
Diluted	0.94	2.37	4.81	6.49
Number of shares used in per share calculations:
Basic	359	411	370	426
Diluted	371	427	382	441

Cash dividends declared per Seagate Technology plc ordinary share	$0.38	$0.25	$1.40	$0.86

(a) The information in this column was derived from the Company’s audited Consolidated Statement of Operations for the year ended June 29, 2012.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Fiscal Years Ended
	June 28, 2013	June 29, 2012(a)
OPERATING ACTIVITIES
Net income	$1,838	$2,862
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	873	814
Share-based compensation	76	51
Loss on redemption of debt	141	17
Gain on sale of investments	(61)	(12)
Gain on sale of property and equipment	(36)	(25)
Deferred income taxes	(70)	(28)
Other non-cash operating activities, net	12	7
Changes in operating assets and liabilities:
Accounts receivable, net	661	(824)
Inventories	102	99
Accounts payable	(538)	157
Accrued employee compensation	(14)	145
Accrued expenses, income taxes and warranty	(170)	54
Vendor Receivables	272	(82)
Other assets and liabilities	(39)	27
Net cash provided by operating activities	3,047	3,262
INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(786)	(636)
Proceeds from the sale of property and equipment	29	20
Purchases of short-term investments	(351)	(454)
Sales of short-term investments	296	397
Maturities of short-term investments	38	119
Cash used in acquisition of LaCie S.A., net of cash acquired	(36)	—
Cash used in acquisition of Samsung HDD assets and liabilities	—	(561)
Other investing activities, net	(15)	1
Net cash used in investing activities	(825)	(1,114)
FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	986	—
Repayments of long-term debt and capital lease obligations	(1,224)	(670)
Proceeds from issuance of ordinary shares under employee stock plans	259	344
Dividends to shareholders	(518)	(372)
Repurchases of ordinary shares	(1,654)	(2,426)
Escrow deposit for acquisition of noncontrolling shares of LaCie S.A.	(72)	—
Other financing activities, net	1	6
Net cash (used in) provided by financing activities	(2,222)	(3,118)
Effects of foreign currency exchange rate changes on cash and cash equivalents	1	—
(Decrease) increase in cash and cash equivalents	1	(970)
Cash and cash equivalents at the beginning of the year	1,707	2,677
Cash and cash equivalents at the end of the year	$1,708	$1,707

(a) The information in this column was derived from the Company’s audited Consolidated Statement of Cash Flows for the year ended June 29, 2012.

Use of non-GAAP financial information

To supplement the preliminary financial information presented in accordance with generally accepted accounting principles (GAAP), the Company provides non-GAAP measures of gross margin which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses that the Company believes are not indicative of its core operating results and because it is consistent with the financial models and estimates published by financial analysts who follow the Company.

These non-GAAP results are some of the primary measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in the Company’s industry.

SEAGATE TECHNOLOGY PLC

ADJUSTMENTS TO GAAP NET INCOME, DILUTED NET INCOME PER SHARE AND FREE CASH FLOW

(In millions, except per share amounts)

(Unaudited)

		For the Three Months Ended June 28, 2013	For the Fiscal Year Ended June 28, 2013

Reconciliation of GAAP Net Income:
GAAP Net Income		$348	$1,838
Non-GAAP adjustments:
Cost of revenue	(A)	19	82
Product development	(B)	2	20
Marketing and administrative	(C)	4	(4)
Amortization of intangibles	(D)	20	79
Restructuring and other, net	(D)	1	3
Other expense, net	(E)	106	63
Provision for (benefit from) income taxes	(F)	(53)	(53)
Non-GAAP net income		$447	$2,028

Reconciliation of GAAP Diluted Net Income Per Share:
GAAP		$0.94	$4.81
Non-GAAP		$1.20	$5.31
Shares used in diluted net income per share calculation		371	382

Reconciliation of Free Cash Flow:
GAAP operating cash flow		$394	$3,047
Less: acquisition of property, equipment and leasehold improvements		(128)	(786)
Free cash flow		$266	$2,261

(A)       For the three months ended June 28, 2013, Cost of revenue on a GAAP basis totaled $2,486 million, while non-GAAP Cost of revenue, which excludes the impact of certain adjustments, was $2,467 million.  These non-GAAP adjustments include amortization of intangibles and other acquisition related expenses associated with the December 2011 acquisition of Samsung Electronics Co., Ltd’s hard disk drive business (the “Samsung HDD business”).

For the fiscal year ended June 28, 2013, Cost of revenue on a GAAP basis totaled $10,411 million, while non-GAAP Cost of revenue, which excludes the impact of certain adjustments, was $10,329 million. These non-GAAP adjustments include amortization of intangibles, other acquisition related expenses associated with the Samsung HDD business and the August 2012 acquisition of LaCie S.A. (“LaCie”) as well as the impact of the 2013 voluntary early retirement program (“2013 VERP”) offered by the Company to certain of its employees in the U.S. in January 2013.

(B)       For the three months and fiscal year ended June 28, 2013, Product development expense has been adjusted on a non-GAAP basis to exclude the impact of acquisition and integration costs associated with the Samsung HDD business. For the fiscal year ended June 28, 2013, Product development expense has also been adjusted on a non-GAAP basis to exclude the impact of the 2013 VERP.

(C)       For the three months and fiscal year ended June 28, 2013, Marketing and administrative expense has been adjusted on a non-GAAP basis to exclude the impact of acquisition and integration costs associated with the Samsung HDD business and LaCie. For the fiscal year ended

June 28, 2013, Marketing and administrative expense has also been adjusted on a non-GAAP basis to exclude the net impact of legal cost reimbursements and the 2013 VERP.

(D)       For the three months and fiscal year ended June 28, 2013, Amortization of intangibles related to our Samsung HDD business and LaCie acquisitions and Restructuring and other, net, primarily related to prior year restructuring plans, have been excluded on a non-GAAP basis.

(E)       For the three months and fiscal year ended June 28, 2013, Other expense has been adjusted on a non-GAAP basis primarily to exclude the net impact of losses recognized on the early redemption and repurchase of debt, partially offset by gains recognized upon sales of investments. For the fiscal year ended June 28, 2013, Other expense has also been adjusted on a non-GAAP basis primarily to exclude a gain recognized from an insurance reimbursement related to the severe flooding in Thailand.

(F)        For the three months and fiscal year ended June 28, 2013, non-GAAP net income excludes tax items related to the release of valuation allowance on U.S. deferred tax assets associated with increases in the Company’s forecasted U.S. taxable income.